UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 30, 2018

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)

(617) 621-7722
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 30, 2018, Ironwood Pharmaceuticals, Inc. (“Ironwood”) commenced an initiative to evaluate the optimal mix of investments for its lesinurad franchise for uncontrolled gout, including DUZALLO® (lesinurad and allopurinol) and ZURAMPIC® (lesinurad).

As part of this effort, Ironwood is re-allocating resources within the lesinurad franchise to systematically explore a more comprehensive marketing mix in select test markets (with paired controls), while continuing to build market presence for the lesinurad franchise across the country. As a result, Ironwood commenced implementation of a reduction in its field-based workforce, primarily consisting of field-based sales representatives that promote DUZALLO or ZURAMPIC in the first position. Pursuant to the reduction, Ironwood will be decreasing its field-based workforce by approximately 60 employees. Ironwood’s field-based sales representatives that promote LINZESS® (linaclotide) in the first position and headquarters-based employees are excluded from the workforce reduction. Following the changes, Ironwood expects to have approximately 670 full-time employees.

Ironwood estimates that it will incur aggregate charges in connection with its reduction in its field-based workforce of approximately $2.3 million to $2.8 million for one-time employee severance and benefit costs, of which approximately 92% are expected to result in cash expenditures. Ironwood expects to complete the reduction in its field-based workforce during the first quarter of 2018.

LINZESS® is a registered trademark of Ironwood Pharmaceuticals, Inc. ZURAMPIC® and DUZALLO® are registered trademarks of AstraZeneca AB. Any other trademarks referred to in this Current Report on Form 8-K are the property of their respective owners. All rights reserved.

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about Ironwood’s business strategy and investments (and evaluations thereof), structure and operations; the cause, size, timing and impact of Ironwood’s reduction in workforce and related activities; the functional source within Ironwood of the positions eliminated in such reduction; the expected size of Ironwood’s workforce following such reduction; the estimated charges and costs expected to be incurred in connection with such reduction; and the percent of such charges expected to result in cash expenditures. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the difficulties in and effect of implementing Ironwood’s business strategy and investments, such as the risk that Ironwood’s planned investments do not have their anticipated effect; the difficulties in and effect of implementing Ironwood’s reduction in workforce, such as claims arising out of the reduction; the risks related to the difficulty of predicting the financial impact or timing of Ironwood’s reduction in workforce, including the risk that the actual financial and other impacts of the reduction could vary materially from the outcomes anticipated; and the risks listed under the heading “Risk Factors” and elsewhere in Ironwood’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and in Ironwood’s subsequent SEC filings. These forward-looking statements (except as otherwise noted) speak only as of the date of this Current Report on Form 8-K, and Ironwood undertakes no obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: January 30, 2018	By:	/s/ Gina Consylman
	Name:	Gina Consylman
	Title:	Senior Vice President, Chief Financial Officer